Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the First Pulaski National Corporation Dividend Reinvestment Plan of our reports dated March 10, 2009, on the consolidated financial statements of First Pulaski National Corporation, and the effectiveness of internal control over financial reporting, which reports are included in the form 10-K for First Pulaski National Corporation for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in the prospectus.

                                                                                                                          /s/Crowe Horwath LLP
                                                                                                                         Crowe Horwath LLP

Brentwood, Tennessee
August 19, 2009